EXHIBIT 3.1-C



               GOVERNMENTAL FILINGS, AUTHORIZATIONS
                 APPROVALS OR CONSENTS OF ENCORE
               ------------------------------------

Encore shall have obtained such approval of the United States Defense Investigative Service as it deems necessary for the consummation of the transactions contemplated by the Preferred Stock Purchase Agreement.



NC143796.5

                                                    EXHIBIT 3.1-E





                    ISSUED OPTIONS, WARRANTS OR
               CONVERTIBLE SECURITIES AND AGREEMENTS
               -------------------------------------

Options issued under Encore's Employee Stock Option Plan.


                                                        Number of
                                                         SHARES
                                                        ---------
Outstanding at December 31, 1996                        9,582,190
Granted between December 31, 1996 and                           0
  Closing Date
Exercised between December 31, 1996 and                         0
  Closing Date
Cancelled between December 31, 1996 and                         0
  Closing Date                                           ---------
Outstanding at Closing Date                             9,582,190
                                                        =========

                                                    EXHIBIT 3.1-G

                           SUBSIDIARIES

NAME                     Jurisdiction    OWNERSHIP
                         OF FORMATION
----------               ------------    ----------------------------------
Encore Computer          Delaware        Encore{*}                     100%
 U.S. Inc.
Encore Computer          Delaware        Encore{*}                     100%
 International Inc.
Encore Computer Limited  Canada          International                 100%
Encore Computer          United Kingdom  International                 100%
 (UK) Limited
Encore Computer          Belgium         International                 100%
 Belgium S.A.
Encore Computer GmbH     West Germany    International                 100%
Encore Computer de       Delaware        Encore{*}                     100%
 Puerto Rico Inc.
Encore Computer S.A.     France          International                 100%
Encore Computer          Ireland         Encore Computer B.V.           99%
 (Ireland) Limited
                                         International                   1%
Encore Computer          Italy           International                 100%
 Italia S.p.A.
Japan Encore Computer    Japan           International/                 50%
                                         Japan Energy Corporation{***}  50%
Encore Computer B.V.     Netherlands     International                 100%
Encore Computer          Netherlands     International                 100%
 Nederlands B.V.
Encore Computer          Spain           International                 100%
 Espana S.A.
Encore Computer          Ireland         Encore Computer B.V.           50%
 (Irish Partnership)
                                         Encore Computer Ireland Ltd.   50%
Lauderdale Computer A.B. Sweden          International                 100%

----------------------------------
[FN]
{*   }Encore Computer Corporation
{**  }Encore Computer International
{*** }Not an Encore subsidiary

                                                    EXHIBIT 3.1-H




                         MATERIAL ADVERSE CHANGES
                         ------------------------

Encore and its consolidated subsidiaries will report an operating loss of approximately $17.0 million for the year ended December 31, 1996. This will result in a capital deficiency of approximately $30.3 million.

Encore's common stock was delisted from NASDAQ's National Market System on February 6, 1997. On February 7, 1997 Encore's common stock was listed on NASDAQ's Small Cap Market.

                                             EXHIBIT 3.1-I




                      TAX RETURN INFORMATION

RETURNS CURRENTLY UNDER AUDIT                   EXTENSION GRANTED
-----------------------------                   -----------------
Federal Income Tax Return 1992, 1993 and 1994   1992 and 1993
                                                under waiver through 12/31/97
Virginia Sales Tax Returns                      In Appeals
Massachusetts Income Tax 1992 and 1993          None
Tennessee Sales, Use and Income Tax             None
FOREIGN INCOME TAX RETURNS UNDER AUDIT
--------------------------------------
NONE

                                                    EXHIBIT 3.1-K



                       ENVIRONMENTAL MATTERS
                       ---------------------

Reference is made to the reports dated May 1990 prepared for Encore by Camp, Dresser & McKee, an environmental firm relating to (i) certain asbestos-containing floor coverings at Encore's corporate headquarters in Plantation, Florida and at the Melbourne, Florida facilities and (ii) underground storage tanks located at the Melbourne, Florida facilities. Copies of this report have been provided to Gould Electronics, Inc. Substantial work has been done at the Melbourne facility to remove the tanks and clean the area of remaining residuals. The site is currently in a "Monitoring Only" status as assessed by the Florida Department of Environmental Protection.

Reference is also made to the liabilities incurred in connection with the property formerly leased by System Engineering Laboratories, Inc. and located at 3000 S. Andrews Avenue, Fort Lauderdale, Florida. These liabilities were assumed by Gould Electronics, Inc.

Reference is made to the possible liability as a party potentially responsible for less than 1% of the waste at the Seaboard Chemical Site located in North Carolina and as further described in the September 19, 1991 memorandum from Schiff Hardin & Waite. A copy of that memorandum and attachments has been furnished to Gould Electronics, Inc.

                                                    EXHIBIT 3.2-B




                            CONFLICTS OF GOULD
                            ------------------

                               None.

                                                    EXHIBIT 3.2-C




                      GOVERNMENTAL FILINGS,
          AUTHORIZATIONS, APPROVALS OR CONSENTS OF GOULD
          ----------------------------------------------

                               None.

                                                    EXHIBIT 4.1-C




                         ISSUANCE OF STOCK
                         -----------------

New shares of common stock may be issued as options previously granted under Encore's Stock Option plans are exercised and purchases are made under Encore's Employee Stock Purchase Plan.

                                                   EXHIBIT  5.2-D

              [LETTERHEAD OF CHOATE, HALL & STEWART]










                         February __, 1997


Gould Electronics Inc.
35129 Curtis Boulevard
Eastlake, Ohio  44095-4001

Gentlemen:

          We have acted as counsel to Encore Computer Corporation, a Delaware corporation (the "Company"), Encore Computer International, Inc. ("Encore International"), Encore Computer U.S., Inc. ("Encore U.S.") and Encore Computer de Puerto Rico, Inc. ("Encore Puerto Rico" and together with Encore International, Encore U.S. and Encore Puerto Rico, collectively, the "U.S. Subsidiaries"), in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the Preferred Stock Purchase Agreement dated February __, 1997 between Gould Electronics, Inc. ("Gould") and the Company (the "Purchase Agreement"), the Eighth Amended and Restated Registration Agreement dated as of February __, 1997 among the Company, Gould, EFI International, Inc. ("EFI") and Indian Creek Capital, Ltd. ("Indian Creek") (the "Registration Agreement"), the Third Amendment to the Second Amended and Restated Stockholders Agreement dated as of February __, 1997 among the Company, Gould, EFI and Indian Creek (the "Stockholders Agreement Amendment"), the Third Amended and Restated Credit Agreement, dated as of April 16, 1996, between the Company and Gould, as amended on January 9, 1997 and February ___, 1997 (the "Credit Agreement"), the Master Revolving Note, dated February __, 1997, made by the Company in favor of Gould (the "Master Revolving Note") and the Monthly Revolving Term Notes, made by the Company in favor of Gould issued on or before the date hereof (the "Monthly Revolving Term Notes" and, together with the Purchase Agreement, the Registration Agreement, the Stockholders Agreement Amendment, the Credit Agreement, the Master Revolving Note and the Monthly Revolving Term Notes, the "Documents"). Terms defined in the Purchase Agreement and not otherwise defined herein are used herein with the meanings as so defined.

          In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Documents and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the U.S. Subsidiaries and upon the representations and warranties of the Company and the U.S. Subsidiaries contained in the Documents. We have also assumed the due incorporation and existence of, and the due authorization, execution and delivery of the Documents by, the Company and that the Company and each of the U.S. Subsidiaries has the requisite corporate power and authority to enter into the Documents and perform its obligations thereunder.

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

          1. Each Document (assuming due authorization, execution and delivery thereof by the parties thereto) constitutes the legal, valid and binding obligation of the Company and each of the U.S. Subsidiaries, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto.

          2. The issuance by the Company of shares of Series I Convertible Preferred Stock pursuant to the Purchase Agreement (the "Issued Shares") to Gould is exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"). In this connection, we have assumed that no offers or sales of securities have or will be made by or on behalf of the Company that are of the same or of a similar class as the Issued Shares. In addition, we have assumed that
(i) no general solicitation or general advertising by or on behalf of the Company has occurred in connection with the issuance of the Issued Shares and (ii) prior to the signing and delivery of the Purchase Agreement, Gould was given an opportunity to ask questions, receive answers and participate in the negotiations concerning the terms and provisions of the Purchase Agreement and the terms and provisions of the Issued Shares and to obtain such additional information as necessary to make an informed investment decision. Furthermore, we note that the certificates evidencing the Issued Shares have been endorsed with a legend to the effect that such shares have not been registered under the Securities Act and, therefore, cannot be resold or transferred unless they are so registered or unless an exemption therefrom is available. Finally, in rendering the opinion contained in this paragraph 2 we have relied upon a certificate of Gould to the effect that Gould (i) is acquiring the Issued Shares for its own account and for investment purposes and not with a current view to their sale or distribution, and (ii) is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act of 1933, as amended.

          3. The lien granted pursuant to the Security Agreement, as amended by the Master Amendment Agreement, is valid, and the Security Agreement, as amended by the Master Amendment Agreement, constitutes a legal, valid and binding obligation of the Company and each of the U.S. Subsidiaries which are signatories thereto enforceable against them, in each case in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that certain remedial provisions of the Security Agreement, as amended by the Master Amendment Agreement, are or may be unenforceable in whole or in part under the laws of the State of New York, but inclusion of such provisions does not affect the validity of the Security Agreement, as amended by the Master Amendment Agreement, and the Security Agreement, as amended by the Master Amendment Agreement, contains adequate provisions for the practical realization of the rights and benefits afforded thereby. Assuming the Uniform Commercial Code as in effect in the State of Florida is the same in all relevant provisions as the Uniform Commercial Code as in effect in the State of New York, the execution, delivery and effectiveness of the Loan Documents will not adversely affect the validity or perfection of the liens governed by such Uniform Commercial Code to the extent they were perfected prior to execution of the Loan Documents and these liens will secure all Obligations.

          No opinion is expressed herein as to whether liens granted pursuant to the Security Agreement, as amended by the Master Amendment Agreement, were or are perfected or as to the priority of these liens.

          The opinions herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

          This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

                               Very truly yours,

                                                    EXHIBIT 5.2-E


                 [Letterhead of Mary F. Macomber]


                                             February __, 1997


Gould Electronics Inc.
35129 Curtis Boulevard
Eastlake, Ohio 44095

Gentlemen:

          I am General Counsel of Encore Computer Corporation, a Delaware corporation (the "Company"). I have acted as counsel for the Company and certain of its subsidiaries in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the Preferred Stock Purchase Agreement dated February __, 1997 between Gould Electronics Inc. ("Gould") and the Company (the "Purchase Agreement"), the Eighth Amended and Restated Registration Agreement dated as of the date hereof among the Company, Gould, EFI International, Inc. ("EFI") and Indian Creek Capital, Ltd. ("Indian Creek") (the "Registration Agreement"), the Third Amendment to the Second Amended and Restated Stockholders Agreement dated as of the date hereof among the Company, Gould, EFI and Indian Creek (the "Stockholders Agreement Amendment"), the Third Amended and Restated Credit Agreement, dated as of April 16, 1996, between the Company and Gould, as amended on January 9, 1997 and February __, 1997 (the "Credit Agreement"), the Master Revolving Note, dated February __, 1997, made by the Company in favor of Gould (the "Master Revolving Note") and the Monthly Revolving Term Notes, made by the Company in favor of Gould issued on or before the date hereof (the "Monthly Revolving Term Notes" and, together with the Purchase Agreement, the Registration Agreement, the Stockholders Agreement Amendment, the Credit Agreement, the Master Revolving Note and the Monthly Revolving Term Notes, the "Documents"). Terms defined in the Purchase Agreement and not otherwise defined herein are used herein with the meanings as so defined.

          In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Documents and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, I have assumed the genuineness of all signatures (other than those of officers of the Company and its subsidiaries), the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Documents.

          Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure of the Company to be so qualified would not have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries considered as a whole.

          2. The Company has all requisite corporate power and authority to execute and deliver the Documents to which it is a party, and to perform its obligations thereunder. The execution, delivery and performance of the Documents by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Documents have been duly and validly executed and delivered by the Company.

          3. The execution and delivery of the Documents, the consummation of the transactions contemplated thereby and compliance by the Company with any of the provisions thereof will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of any document, agreement or other instrument to which the Company is a party or by which it is bound of which I am aware, or (ii) any order or ruling of any court or governmental authority binding on the Company of which I am aware.

          4. No consent, approval, waiver, license or authorization or other action by or filing with any Florida, Delaware corporate or federal governmental authority is required in connection with the execution and delivery by the Company of the Documents or the consummation by the Company of the transactions contemplated thereby, other than those which have already been obtained.

          5. To my knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Company that relates to any of the transactions contemplated by the

Documents or which, if adversely determined, would have a material adverse effect on the business, assets or financial condition of the Company.

          6. The authorized capital stock of the Company consists of 200,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of February __, 1997, there were ____________ shares of common stock, ________ shares of Series A Convertible Participating Preferred Stock, __________ shares of Series B Convertible Preferred Stock, ________ shares of Series D Convertible Preferred Stock, _________ shares of Series E Convertible Preferred Stock, ________ shares of Series F Convertible Preferred Stock, ________ shares of Series G Convertible Preferred Stock and ________ shares of Series H Convertible Preferred Stock issued and outstanding (Series B, D, E, F, G, H and I Convertible Preferred Stock together being "Preferred Stock"). All of such outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and non-assessable.

          7. The shares of Series I Preferred Stock to be issued pursuant to the Purchase Agreement have been duly authorized and, when issued as contemplated by the Purchase Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights.

          8. The shares of Common Stock issuable on conversion of all the shares of Series A Convertible Participating Preferred Stock and of the Preferred Stock outstanding on the date of this opinion or being issued pursuant to the Purchase Agreement have been, and the shares of Common Stock issuable on conversion of all the Preferred Stock which may be issued within one year after the date of this letter as dividends on outstanding Preferred Stock will be, duly authorized and when issued on conversion of those shares of Series A Convertible Participating Preferred Stock and the Preferred Stock will be validly issued, fully paid and non-assessable and free of preemptive rights. [If the Certificate of Incorporation of Encore is amended to increase the authorized common stock of Encore to more than when shares of common stock are issued on conversion of such shares of Series I Convertible Stock those shares of common stock will be duly authorized, validly issued, fully paid and nonassessable.]

          The opinions herein are limited to the laws of the State of Florida, the corporate laws of the State of Delaware and the federal laws of the United States, and I express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

          This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without my prior written consent, except that this opinion may be disclosed or quoted to, or filed with, a bank or insurance regulatory authority.

                               Very truly yours,